UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 15, 2016
Date of earliest event reported: January 12, 2016

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 12, 2016, Mr. Joel A. Belsky, Executive Vice President and Controller of Macy's, Inc. (the "Company") notified the Company that he intends to retire. The effective date of his retirement is May 31, 2016.  Mr. Belsky has served as the Company's principal accounting officer since October 1996.

On January 13, 2016, the Board of Directors appointed Felicia Williams to the position of Executive Vice President, Controller and Enterprise Risk, effective June 1, 2016. In this role, Ms. Williams will act as the Company's principal accounting officer, replacing Joel Belsky.  Ms. Williams, age 50, joined the Company in 2004 as Vice President, Internal Audit.  She served as Senior Vice President, Treasury and Risk Management from September 2008 to February 2011 and as Senior Vice President, Risk Management and Financial Services from February 2011 to January 2014.  In January 2014 she became Senior Vice President, Enterprise Risk Management and Internal Audit.

There are no arrangements or understandings between Ms. Williams and other persons pursuant to which she was selected as principal accounting officer.  There are no family relationships between Ms. Williams and the executive officers or directors of the Company and no transactions that would require disclosure under Item 404(a) of Regulation S-K.

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: January 15, 2016	By: /s/ Dennis J. Broderick Name: Dennis J. Broderick Title: Executive Vice President, General Counsel and Secretary